UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2021

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 26, 2021, Vir Biotechnology, Inc. (the “Company”) issued a press release announcing initial data from its ongoing Phase 1 clinical trial of VIR-3434 for chronic hepatitis B virus (“HBV”) infection, which demonstrates significant and rapid reduction in HBV surface antigen. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 27, 2021, the Company, Eli Lilly and Company (“Lilly”) and GlaxoSmithKline plc (“GSK”) issued a press release announcing that the first patient was dosed in Lilly’s expanded BLAZE-4 clinical trial. Lilly has expanded its ongoing BLAZE-4 trial to evaluate the administration of bamlanivimab (LY-CoV555) 700mg with VIR-7831 (also known as GSK4182136) 500mg, two neutralizing antibodies that bind to different epitopes of the SARS-CoV-2 spike protein, in low-risk patients with mild to moderate COVID-19. A copy of the press release is attached hereto as Exhibit 99.2 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated January 26, 2021.

99.2	Press Release of the Company, dated January 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: January 28, 2021	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer